Exhibit 1.1

11,200,000 Shares

BATS GLOBAL MARKETS, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

[   ], 2016

[   ], 2016

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

As representatives of the several Underwriters named in Schedule II hereto

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Certain stockholders of Bats Global Markets, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 11,200,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Firm Shares”), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.

Certain Selling Stockholders (the “Over-allotment Sellers”) also propose to sell to the several Underwriters not more than an additional aggregate amount of 1,680,000 shares of Common Stock, par value $0.01 per share (the “Additional Shares”), each Over-allotment Seller selling up to the amount set forth opposite such Over-allotment Seller’s name in Schedule I hereto, if and to the extent that Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-208565), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the

Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any Person.

The Company, the Selling Stockholders and the Underwriters agree that up to 560,000 shares of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 8:00 a.m. (New York City time) on the first business day following the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon, and in conformity with, the information in the third, seventh, eleventh and thirteenth paragraphs under the caption “Underwriting” contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (the “Underwriter Information”).

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, prospects or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, a limited liability company, a private company limited by shares or a private limited company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The authorized capital stock of the Company will, on the Closing Date, conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)           The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) are duly authorized and validly issued, fully paid and non-assessable on the Closing Date.

(i)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv) above, where any such contravention would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(j)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)           Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(l)            The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, Direct Edge Holdings LLC, a Delaware limited liability company (“Direct Edge”), and its consolidated subsidiaries, and the combined financial statements of KCG Hotspot FX (“Hotspot”) included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations, cash flows and stockholders’ equity of the Company, Direct Edge and Hotspot, as applicable, as of the dates and for the periods indicated, comply in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The other financial information included in the Time of Sale Prospectus, the Prospectus and the Registration Statement has been derived from the respective accounting records of the Company and its consolidated subsidiaries, Direct Edge and its consolidated subsidiaries and Hotspot, as applicable, and present fairly, in all material respects, the information shown thereby. The pro forma financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(m)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)           Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)           The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            Except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s)            KPMG LLP, which has certified certain financial statements of each of the Company and its consolidated subsidiaries, Direct Edge and its consolidated subsidiaries, and Hotspot, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries, Direct Edge and its consolidated subsidiaries, and Hotspot, as applicable, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)            No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in each of the Time of Sale Prospectus and the Prospectus.

(u)           (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the

Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would reasonably be expected to have a Material Adverse Effect, excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(v)           Each of Bats BZX Exchange, Inc., a Delaware corporation (“BZX”), Bats BYX Exchange, Inc., a Delaware corporation (“BYX”), Bats EDGA Exchange, Inc. a Delaware corporation (“EDGA”) and Bats EDGX Exchange, Inc., a Delaware corporation (“EDGX”), is duly registered with the Commission as a national securities exchange and as a self-regulatory organization (as registered under Section 6 and as defined in Section 3(a)(26), respectively, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and has in effect rules (i) in accordance with the provisions of the Exchange Act for the trading of securities listed or accepted for trading on BZX, BYX, EDGA or EDGX, as applicable, and (ii) with respect to all other matters for which rules are required under the Exchange Act.

(w)          The Commission has approved all relevant provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and all amendments to the Rules of BZX, BYX, EDGA and EDGX, to the extent required under Section 19 of the Exchange Act, in connection with the consummation of the transactions contemplated by the Time of Sale Prospectus and this Agreement.

(x)           Bats Trading, Inc., a Delaware corporation, is (i) duly registered as a broker-dealer with the Commission, (ii) duly registered as a broker-dealer in each state where its business so requires and (iii) a member in good standing of each self-regulatory organization where its business so requires, except, in the case of clause (ii) above, to the extent that the failure to do so would not have a Material Adverse Effect.

(y)           Bats Trading Limited, a company incorporated in England and Wales (“Bats Europe”) is the subject of a recognition order made by the Financial Conduct Authority of the United Kingdom (the “FCA”) and is, therefore, a Recognized Investment Exchange and an exempt Person for the purposes of Section 285 of the Financial Services and Markets Act 2000 (“FSMA”). Bats Europe is permitted to carry out any regulated activity, which is carried on as a part of its investment exchange business, or carried on for the purposes of, or in connection with, the provision by the exchange of services designed to facilitate the provision of clearing services by another Person.

(z)           Chi-X Europe Limited (“Chi-X Europe”) is duly authorized by the FCA pursuant to Part 4A of FSMA to conduct the following regulated activities, subject to applicable limitations and requirements set forth in such authorization: (i) to agree to carry on a regulated activity, (ii) to arrange (bring about) deals in investments, (iii) to deal in investments as agent, and (iv) to make arrangements with a view to transactions in investments. Chi-X Europe has received single market passports granted under the Markets in Financial Instruments Directive (2004/39/EC) to carry out the following investment services and activities on a cross-border basis into a number of countries in the European Economic Area (“EEA”): (i) reception and transmission of orders in relation to one or more financial instruments, (ii) execution of orders in financial instruments on behalf of clients, and (iii) dealing on own account in financial instruments.

(aa)         No additional authorizations from, to or with the FCA, or any self-regulatory organization, court, administrative agency or commission or other governmental agency, authority, or instrumentality are required to be obtained or made in order for Bats Europe or Chi-X Europe to conduct their respective businesses as described in the Time of Sale Prospectus, except for such authorizations, the failure of which to obtain or make, would not, singly or in the aggregate, have a Material Adverse Effect.

(bb)         The Company and each of its applicable subsidiaries have duly filed with the Commission, FINRA and the FCA, as the case may be, in correct form the reports, data, other information returns and other applications required to be filed under applicable laws and regulations, except as would not have a Material Adverse Effect, and such reports, data, other information returns and other applications were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations as of the time of filing and are in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; the Company has previously delivered or made available to each Underwriter, to the extent such Underwriter has requested the same, accurate and complete copies of all such reports, data, other information returns and other applications; neither the Company nor any of its applicable subsidiaries (i) is subject to any formal or informal enforcement or supervisory action by the Commission, FINRA or the FCA, except as expressly disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) expects to be subject to any formal or informal enforcement or supervisory action by the Commission, FINRA or the FCA, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)         Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the sections entitled “Business - Legal Proceedings” and “Regulation,” none of the Company or its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to (i) any legal or governmental proceedings, pending or threatened, including, but not limited to, any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, other than proceedings that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power and ability of the Company and its subsidiaries to consummate the transactions contemplated by the Time of Sale Prospectus and this Agreement or (ii) any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term “Regulatory Agency” means the Commission, FINRA, the FCA or any other applicable self-regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(dd)         Neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any Regulatory Agency arising under applicable laws or regulations which would be required to be disclosed on the Form BD of Bats Trading, Inc., except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any Regulatory Agency; and except as disclosed on such Form BD, neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any Regulatory Agency from engaging in or continuing any conduct or practice in connection with any Company or subsidiary activity.

(ee)         (i) None of the Company or its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any Person in violation of any applicable anti-corruption laws; and (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. For purposes of this Section 1(ee), “controlled affiliate” means an affiliate over which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract or otherwise.

(ff)          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)         (i)            None of the Company, any of its subsidiaries or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

(ii)           For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh)         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ii)           Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(jj)           The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(kk)         No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(ll)           The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(mm)      The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(nn)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)         Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(qq)         Any statistical and market-related data included in the Time of Sale Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, where necessary, the Company has obtained the written consent to the use of such data from such sources.

(rr)           The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Reserved Share Program.

(ss)          No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Reserved Securities in any jurisdiction where the Reserved Securities have been offered.

(tt)           The Company has not offered, or caused Merrill Lynch to offer, Shares to any Person pursuant to the Reserved Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.             Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)           The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Stock Custody Agreement signed by such Selling Stockholder and Computershare Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or organization, by-laws or other organizational documents of such Selling Stockholder (if such Selling Stockholder is a corporation, partnership, limited liability company or other entity or trust), (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except, in the case of clauses (i), (iii) and (iv) above, where any such contravention would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various jurisdictions or the rules and regulations of FINRA, the Securities Act or the Exchange

Act in connection with the offer and sale of the Shares or such as may have previously been made or obtained.

(c)           Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d)           The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

(e)           Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery (within the meaning of Section 8-301 of the UCC) of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that, when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (z) the “securities intermediary’s jurisdiction” of DTC, for purposes of Section 8-110(e) of the UCC, will be New York.

(f)            Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(g) are limited to statements or omissions made in reliance upon, and in conformity with, information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto (as applicable), it being understood and agreed that the only such information consists of the legal name and address of such Selling Stockholder and the information relating to its holdings of Common Stock (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Time of Sale Prospectus and the Prospectus (the “Selling Stockholder Information”).

3.             Agreements to Sell and Purchase; Clear Market.  (a) Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $[   ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(b)           On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Over-allotment Seller agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto opposite the name of such Over-allotment Seller at the Purchase Price, provided, however, that the amount paid by such Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares as set forth below: (i) the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) to be purchased from each Over-allotment Seller by the Underwriters, collectively, shall bear the same proportion to the total number of Additional shares to be sold on such Option Closing Date as the number of Additional Shares set for in Schedule I hereto opposite the name of such Over-allotment Seller bears to the total number of Additional Shares, and (ii) the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) to be purchased by each Underwriter shall bear the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)           The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of plans in effect on the date hereof and described in the Time of Sale Prospectus.

The restrictions contained in the preceding paragraph shall not apply to:

(i)            the Shares to be sold hereunder;

(ii)           the issuance by the Company of shares of Common Stock, the grant of options to purchase shares of Common Stock or the grant of other equity awards under the Company’s employee stock purchase plan and the Company’s equity incentive plans adopted prior to the date hereof and described in the Time of Sale Prospectus, provided such awards shall not become exercisable during the restricted period set forth in this Section 3(c);

(iii)          the transactions contemplated in the Prospectus under the caption “Prospectus Summary—Reclassification and Stock Split”;

(iv)          the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the Closing Date of which the Underwriters have been advised in writing or which are otherwise described in the Time of Sale Prospectus;

(v)           the issuance by the Company of shares of Common Stock, or securities convertible into Common Stock, not to exceed 10% of the aggregate number of shares of the company’s Common Stock and non-voting common stock, par value $0.01 per share, outstanding after consummation of the transactions contemplated by this Agreement in connection with mergers or acquisition transactions, joint ventures or other strategic corporate transactions, provided that any recipient of such shares or securities shall enter into a written agreement accepting the restrictions set forth in this Section 3(c); and

(vi)          the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Stockholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 6(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of the release or waiver.

(d)           Compliance with FINRA Rules.  The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

4.             Terms of Public Offering.  The Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $[   ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[   ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[   ] a share, to any Underwriter or to certain other dealers.

5.             Payment and Delivery.  Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder, through the Custodian, in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [   ], 2016, or at such other time on the same or such other date, not later than [   ], 2016, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Over-allotment Sellers, through the Custodian, in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [   ], 2016, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.             Conditions to the Underwriters’ Obligations.  The obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [4:00] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date, in substantially the form set forth in Exhibits A-1 and A-2 hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion of Eric J. Swanson, General Counsel of the Company, dated the Closing Date, in substantially the form set forth in Exhibit B hereto.

(e)           The Underwriters shall have received on the Closing Date the opinions of Macfarlanes LLP, Foley & Lardner LLP and BÄR & KARRER AG, outside counsel for the Selling Stockholders, dated the Closing Date, in substantially the forms set forth in Exhibit C-1, Exhibit C-2 and Exhibit C-3 hereto, respectively.

(f)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

The opinions of Davis Polk & Wardwell LLP, Macfarlanes LLP, Foley & Lardner LLP and BÄR & KARRER AG described in Sections 6(c) and 6(e) above shall be rendered and addressed to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

(g)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company, to the effect set forth in Exhibit D hereto.

(i)            The “lock-up” agreements, each substantially in the forms of Exhibit E-1 and Exhibit E-2 hereto, between you and certain stockholders, officers, directors and directors nominees of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(a) hereof remains true and correct as of such Option Closing Date;

(ii)           an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)          an opinion of Eric J. Swanson, General Counsel of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)          an opinion of Foley & Lardner LLP, outside counsel for the Selling Stockholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 6(e) hereof;

(v)           an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(vi)          a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)         a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(h) hereof remains true and correct as of such Option Closing Date; and

(viii)        such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.             Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you upon your request, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j)            To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Reserved Share Program.

8.             Covenants of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:

(a)           Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)           The Company and the Selling Stockholders hereby confirm their engagement of Sandler O’Neill & Partners, L.P. as, and Sandler O’Neill & Partners, L.P. hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA (“Rule 5121”) with respect to the offering and sale of the Shares. Sandler O’Neill & Partners, L.P., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

9.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company and the Selling Stockholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s and its subsidiaries’ accountants and Macfarlanes LLP, Foley & Lardner LLP and BÄR & KARRER AG as counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the reasonable fees and expenses of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, not to exceed $75,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on BZX, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants in connection with the road show, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, (ix) the document production charges and expenses associated with printing this Agreement, if any, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Reserved Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” Section 12 entitled “Reserved Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

10.          Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each Person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act not constituting an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

(b)           Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each Person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably and properly incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent in any such case with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the Selling Stockholder Information.  The aggregate liability of each Selling Stockholder under the indemnity agreements contained in this paragraph and paragraph 11(d) and the contribution agreement contained in paragraph 11(f) shall be several and not joint and limited to an amount equal to the aggregate Public Offering Price, less underwriting discounts and commissions (but before deducting expenses), of the Shares sold by such Selling Stockholder under this Agreement.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each Person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Underwriter Information furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, road show, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d)           In addition to and without limitation of the Company’s and each Selling Stockholder’s obligation to indemnify Sandler O’Neill & Partners, L.P. as an Underwriter, the Company and each Selling Stockholder also agree, severally and not jointly, to indemnify and hold harmless the QIU, its affiliates within the meaning of Rule 405 under the Securities Act, its partners, directors, officers, employees and agents and each Person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Shares, but, in the case of a Selling Stockholder, only to the extent, that an untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information consists of the Selling Stockholder Information. The aggregate liability of each Selling Stockholder under the indemnity agreements contained in this paragraph and paragraph 11(b) and the contribution agreement contained in paragraph 11(f) shall be several and not joint and limited to an amount equal to the aggregate Public Offering Price, less underwriting discounts and commissions (but before deducting expenses), of the Shares sold by such Selling Stockholder under this Agreement.

(e)           In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c), 11(d) or 12, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the reimbursement of such counsel’s fees by the indemnifying party or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all Persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all Persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Power of Attorney. If indemnification is sought pursuant to Section 11(d), then the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter” and its affiliates within the meaning of Rule 405 under the Securities Act, directors, officers, employees and agents and each Person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with any one action or separate but similar or related actions if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified or indemnifying parties. Any such separate counsel for the QIU and such affiliates, directors, officers, employees, agents and control persons of the QIU shall be designated in writing by the QIU. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(f)            To the extent the indemnification provided for in Section 11(a), 11(b), 11(c), 11(d) or 12 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The aggregate liability of each Selling Stockholder under the contribution agreement contained in this paragraph and the indemnity agreements in paragraphs 11(b), 11(d) and 12 shall be several and not joint and limited to an amount equal to the aggregate Public Offering Price, less underwriting discounts and commissions (but before deducting expenses), of the Shares sold by such Selling Stockholder under this Agreement.

(g)           The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amounts by which the aggregate Public Offering Price, less underwriting discounts and commissions (but before deducting expenses), of the Shares sold by such Selling Stockholder under this Agreement exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h)           The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any director, officer, employee or agent of any Underwriter, any Person controlling any Underwriter, any affiliate of any Underwriter, any Selling Stockholder, any director, officer, employee or agent of any Selling Stockholder, any Person controlling any Selling Stockholder, the Company, its officers or directors or any Person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.                               Reserved Share Program Indemnification.  (a) In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless Merrill Lynch, its affiliates and selling agents, and each person, if any, who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Merrill Lynch Parties”) from and against any and all losses, claims, damages, expenses and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim) (i) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the Reserved Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Shares which have been orally confirmed for purchase by any Invitee by 8:00 a.m. (New York City time) on the first business day after the date of this Agreement; or (iv) related to, arising out of, or in connection with the Reserved Share Program; provided that no indemnification shall be available under this section for any loss, liability, claim, damage or expense which shall have been finally judicially determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Merrill Lynch Parties.

(b)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Designated Underwriter Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities.  Any such separate firm for the Designated Underwriter Entities shall be designated in writing by the Designated Underwriter.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of the Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c)                                  To the extent the indemnification provided for in Section 12(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Reserved Securities or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Reserved Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Reserved Securities (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Reserved Securities, bear to the aggregate Public Offering Price of the Reserved Securities.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)                                 The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c).  The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 12, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Reserved Securities distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay.  The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)                                  The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any Person controlling the Company and (iii) acceptance of and payment for any of the Reserved Securities.

13.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of BZX, BYX, EDGA, EDGX, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the London Stock Exchange or other relevant exchanges or there is a significant delay in the commencement of, or a material disruption of, trading the Common Stock on BZX, (ii) trading of Common Stock shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. The Company shall promptly provide a copy of any such notice to each Selling Stockholder.

14.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements reasonably satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders (save for any antecedent breach of this Agreement). In any such case you, the Company or any relevant Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, or because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement (to the extent applicable to it), or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement (which, for purposes of this Section 14, shall not include termination by the Underwriters under items (i), (iii), (iv) and (v) of Section 13), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their outside counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other Person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16.                               Several Obligations.  For the avoidance of doubt, the obligations of the Company and the Selling Stockholders under this Agreements are several obligations.  Accordingly, (a) neither the Company nor any Selling Stockholder shall be liable to any other Person for any failure or default by any other party to this Agreement in relation to any of its obligations under this Agreement or in connection with the offering and (b) any agreement, covenant, representation, warranty or undertaking pursuant to this Agreement on the part of the Company or the Selling Stockholders shall, save where the contrary is expressly provided, be deemed to be made on a several basis.  Each of the Company and each Selling Stockholder shall have the right to protect and enforce each of its rights without joining any of the others in any proceedings.

17.                               Variation.  This Agreement may only be varied or any of its provisions waived by the agreement in writing of (or on behalf of) each of the parties from time to time or, in the case of a waiver, the party or parties waiving compliance.

18.                               No Third Party Beneficiaries.  Except as set forth in Section 11 with respect to indemnified Persons, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the parties hereto, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the parties hereto.

19.                               Severability.  If any provision of this Agreement shall be held invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired.

20.                               Assignment and Subcontractors.  Neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

21.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

23.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

24.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and in care of Citigroup Global Markets Inc. at facsimile number (212) 816-7912 with confirmation to 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if to the Company shall be delivered, mailed or sent to 8050 Marshall Drive, Suite 120, Lenexa, KS 66214, Attention: General Counsel; and if to the Selling Stockholders shall be delivered, mailed or sent to the respective counsels for such Selling Stockholders at their addresses set forth in Schedule I hereto.

[Signature page follows.]

Very truly yours,

BATS GLOBAL MARKETS, INC.

By:
Name:
Title:

The Selling Stockholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Sandler O’Neill & Partners, L.P.

As Qualified Independent Underwriter

By: Sandler O’Neill & Partners Corp.,
its sole general partner

By:

[Signature Page to Underwriting Agreement]

Schedule I

Selling Stockholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold

ML IBK Positions, Inc.	1,944,802	558,407
Merrill Lynch International	1,166,103	0
Merrill Lynch L.P. Holdings Inc.	320,551	0
Citigroup Financial Products, Inc.	780,619	127,032
Instinet Holdings Incorporated	1,982,053	322,544
JPMC Strategic Investments II Corporation	370,416	60,278
Knight Capital Holdings LLC	2,230,696	363,010
The Goldman Sachs Group, Inc.	718,775	116,968
Karissa Alumbaugh Trust	7,275	0
Scot Baldwin	654	0
Michael Beaver	1,414	0
Michael Bellmyer	3,646	0
The Buckley Family Trust	10,185	0
Phillip Cockrell	873	0
Jason A. Forst and Twyla J. Forst Trust	10,633	0
Lime Brokerage Holdings LLC	155,932	25,375
Optiver Holding B.V.	248,327	40,411
Craig Perrigo	6,320	0
Sun Partners LLC	192,330	0
UBS AG London Branch	639,897	0
Christopher Veilleux	1,620	0
Michael J. Vizintos	1,455	0
WEDBUSH, Inc.	405,424	65,975
Total :	11,200,000	1,680,000

Schedule II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	[ ]
Citigroup Global Markets Inc.	[ ]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
Credit Suisse Securities (USA) LLC	[ ]
Goldman, Sachs & Co.	[ ]
J.P. Morgan Securities LLC	[ ]
Jefferies LLC	[ ]
Barclays Capital Inc.	[ ]
Deutsche Bank Securities Inc.	[ ]
Nomura Securities International, Inc.	[ ]
Rosenblatt Securities Inc.	[ ]
Sandler O’Neill & Partners, L.P.	[ ]
Total:	11,200,000

SCHEDULE III

Time of Sale Prospectus

1.                                     Preliminary Prospectus issued [   ], 2016

2.                                     Free writing prospectus filed by the Company under Rule 433(d) of the Securities Act on [   ], 2016

3.                                     Pricing information:
Price to public: $[   ]

Exhibit A-1

FORM OF COMPANY COUNSEL’S OPINION

Exhibit A-2

FORM OF COMPANY COUNSEL’S NEGATIVE ASSURANCE LETTER

Exhibit B

FORM OF GENERAL COUNSEL’S OPINION

Exhibit C-1

FORM OF UK SELLING STOCKHOLDER COUNSEL’S OPINION

Exhibit C-2

FORM OF U.S. SELLING STOCKHOLDER COUNSEL’S OPINION

Exhibit C-3

FORM OF SWISS SELLING STOCKHOLDER COUNSEL’S OPINION

Exhibit D

FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE

1

Exhibit E-1

FORM OF LOCK-UP LETTER FOR PRINCIPAL INVESTORS, EXECUTIVE OFFICERS AND DIRECTORS

FORM OF LOCK-UP LETTER

                                                              , 2016

Morgan Stanley & Co. LLC
Citigroup Global Markets, Inc.

c/o                               Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o                               Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Bats Global Markets, Inc., a Delaware corporation (the “Company”) and the selling stockholders named in Schedule I to such agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [   ] shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) to be sold by such selling stockholders.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period (as defined below), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement; (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, including to charitable organizations; (d) transfers by the undersigned of shares of Common Stock, or securities convertible into Common Stock, to any trust for the direct or indirect benefit of such person or the immediate family of such person; (e) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders, members or beneficiaries of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period; (f) the exercise of a stock option to purchase shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, or other similar awards granted on or prior to the date of the final prospectus relating to the Public Offering (the “Prospectus”) or granted pursuant to the Company’s equity incentive plans described in the Prospectus; (g) transfers by the undersigned of shares of Common Stock, or securities convertible into Common Stock, to the Company, or pursuant to sales to the Company upon the exercise of options to purchase Common Stock, or the vesting, delivery or settlement of restricted shares of the Company’s Common Stock, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof; (h) the establishment of or modification of any contract, instruction or trading plan intended to comply with Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (i) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this letter; (j) any transfer of Common Stock if required by law or a governmental authority, or if the undersigned’s continued holding of such Common Stock would result in materially adverse compliance or regulatory consequences for the undersigned or any of its affiliates or (k) following the date 180 days after the Public Offering Date (as defined below), any transfer of Common Stock or other equity securities of the Company to a beneficial owner of greater than 10% of the outstanding securities of the undersigned, solely in exchange for securities of the undersigned owned by such beneficial owner, provided that the transferee shall sign and deliver a lock-up letter substantially in the form of this letter.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The “Restricted Period” will commence on the date hereof and (1) with respect to all of the undersigned’s Lock-Up Securities, will continue to and include the date 180 days after the date of Prospectus relating to the Public Offering (the “Public Offering Date”), (2) with respect to 2/3 of all of

2

the undersigned’s Lock-Up Securities immediately following the consummation of the Public Offering (calculated as if all options and other securities included in the definition thereof had been converted into, exercised or exchanged for Common Stock as of the date of and immediately following the Public Offering), will continue from the 181st day after the Public Offering Date to and include the date 360 days after the Public Offering Date, and (3) with respect to 1/3 of all of the undersigned’s Lock-Up Securities (as calculated above), will continue from the 361st day after the Public Offering Date to and include the date 540 days after the Public Offering Date.  [To be included in principal investor lock-up: Notwithstanding the foregoing, to the extent that following the date 180 days after the Public Offering Date, the undersigned no longer holds at least 2.0% of the total outstanding shares of Common Stock (inclusive of outstanding shares of Non-Voting Common Stock of the Company), the Restricted Period shall terminate in respect of the undersigned’s Lock-Up Securities.]

In the event Common Stock held by any other shareholder(s) of the Company are released from any lockup restrictions similar to those set forth herein, concurrently therewith, a percentage of Common Stock held by the undersigned that is equal to the percentage of Common Stock held by such other shareholder(s) and released from such restrictions shall be immediately and fully released from the remaining lockup restrictions contained herein, and the Representatives shall inform the undersigned of the same; provided, however, that in the event that any percentage of such shares released from the lockup restrictions are subject to any restrictions, the same restrictions shall be applicable to the release of the same percentage of the Common Stock held by the undersigned. In addition, to the extent that any lock-up restrictions entered into by any other shareholder(s) of the Company are currently different from the provisions of this letter, or are amended, waived or modified, in a manner that is more favorable to such other shareholder(s) than the equivalent terms herein (other than the provisions related to the length of the Restricted Period [to be included in director/executive officer lock-up: or the termination of the Restricted Period at a specified ownership threshold]), the Representatives shall inform the undersigned of the same, and unless the undersigned objects thereto, this letter shall be deemed to have been automatically modified to incorporate such more favorable terms.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares the undersigned may purchase in the Public Offering.

If the undersigned is a director or officer of the Company, (1) at least three business days before the effectiveness of any written consent of the Representatives under this agreement, the Representatives will notify the Company of the impending release or waiver and (2) the Company has agreed or will agree in the Underwriting Agreement to announce such release or waiver through a major news service (unless previously announced) at least two business days before the effective date of the release or waiver, except where the release or waiver is effected solely to permit a transfer of Common Stock that is not for consideration and where the transferee has agreed in writing to be bound by the terms of this agreement. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of the following events (i) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering and the Securities and Exchange Commission

3

consents to such withdrawal, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iv) September 1, 2016, in the event that the Underwriting Agreement has not been executed and delivered by such date.

[Notwithstanding anything to the contrary in this agreement, nothing herein shall in any way limit [the broker-dealer affiliate of the undersigned] or any affiliate thereof from engaging in any underwriting, brokerage, investment advisory, financial advisory, anti-raid advisory, principal investing, merger advisory, financing, asset management, trading, market making, hedging, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.](1)

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Notwithstanding anything to the contrary contained herein, the undersigned is entering into this agreement based upon the understanding by the Underwriters that the undersigned is an affiliate of Bank of America Corporation (“Bank of America”). Certain affiliates of Bank of America are engaged in broker-dealer, investment advisory and other services and nothing herein shall prevent any affiliate of the undersigned from: (i) honoring its commitments or obligations under existing agreements, instruments or programs or consenting to or executing amendments or waivers related thereto; (ii) engaging in ordinary course lending or capital markets activities; and (iii) engaging in its ordinary course activities, including, without limitation, engaging in brokerage, asset management, derivatives transactions, commercial paper and similar programs, leasing, research, loan and securities trading and arbitrage activities with or involving any party which are in compliance with securities laws.](2)

[Remainder of the page is intentionally blank.]

(1)  Applicable only if the undersigned is affiliated with a broker-dealer.

(2)  BAML-specific language

4

Very truly yours,

IF AN INDIVIDUAL:

By:
(duly authorized signature)

Name:
(please print full name)

Address:

IF AN ENTITY:

(please print complete name of entity)

By:
(duly authorized signature)

Name:
(please print full name)

Address:

5

Exhibit E-2

FORM OF LOCK-UP LETTER FOR OTHER STOCKHOLDERS

1

FORM OF LOCK-UP LETTER

                                                                          , 2016

Morgan Stanley & Co. LLC
Citigroup Global Markets, Inc.

c/o                               Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o                               Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Bats Global Markets, Inc., a Delaware corporation (the “Company”) and the selling stockholders named in Schedule I to such agreement, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [   ] shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) to be sold by such selling stockholders.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement; (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (c) transfers of shares of Common Stock or any security convertible into

Common Stock as a bona fide gift or by will or intestacy, including to charitable organizations; (d) transfers by the undersigned of shares of Common Stock, or securities convertible into Common Stock, to any trust for the direct or indirect benefit of such person or the immediate family of such person; (e) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (B) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders, members or beneficiaries of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period; (f) the exercise of a stock option to purchase shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, or other similar awards granted on or prior to the date of the Prospectus or granted pursuant to the Company’s equity incentive plans described in the Prospectus; (g) transfers by the undersigned of shares of Common Stock, or securities convertible into Common Stock, to the Company, or pursuant to sales to the Company upon the exercise of options to purchase Common Stock, or the vesting, delivery or settlement of restricted shares of the Company’s Common Stock, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof; or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares the undersigned may purchase in the Public Offering.

If the undersigned is a director or officer of the Company, (1) at least three business days before the effectiveness of any written consent of the Representatives under this agreement, the Representatives will notify the Company of the impending release or waiver and (2) the Company has agreed or will agree in the Underwriting Agreement to announce such release or waiver through a major news service (unless previously announced) at least two business days before the effective date of the release or waiver, except where the release or waiver is effected solely to permit a transfer of Common Stock that is not for consideration and where the

2

transferee has agreed in writing to be bound by the terms of this agreement. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of the following events (i) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering and the Securities and Exchange Commission consents to such withdrawal, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iv) September 1, 2016, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Remainder of the page is intentionally blank.]

3

Very truly yours,

(Signature)

(Print Name)

(Address)

4

Exhibit F

FORM OF WAIVER OF LOCK-UP

[•], 2016

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Bats Global Markets, Inc. (the “Company”) of [•] common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated [•], 2016 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 2016, with respect to      shares of Common Stock (the “Shares”).

[•] hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective      , 20  ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[•]
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

[•]

By:
Name:
Title:

cc:  Company

FORM OF PRESS RELEASE

Bats Global Markets, Inc.

[Date]

Bats Global Markets, Inc. (the “Company”) announced today that [•], the lead book-running manager[s] in the Company’s recent public sale of [•] shares of common stock is [waiving][releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on     , 20   , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.